                                                                   EXHIBIT 10.26

                              EMPLOYMENT AGREEMENT

       This Employment Agreement ("Agreement") is entered into this 28th day of April, 1998, by and between Violet Shaffer (the "Executive") and APACHE MEDICAL SYSTEMS, INC., a Delaware corporation (the "Company").

       WHEREAS, the Company considers Executive to be a valued employee with significant expertise; and

       WHEREAS, the Company desires to extend certain stock options and establish severance pay provisions applicable to Executive in consideration for Executive's agreement to the terms and conditions set forth herein; and

       WHEREAS, Executive desires to continue to be an employee of the Company on the terms and conditions set forth herein;

       NOW, THEREFORE, in consideration of the promises and mutual agreements made herein, and intending to be legally bound hereby, the Company and Executive agree as follows:

       1. Employment Term. The Company will continue to employ Executive for a term commencing on January 1, 1998 and ending on December 31, 1998 ("Employment Term"). The Employment Term shall be automatically extended for additional one-year terms unless Executive or the Company provides ninety (90) days' advance written notice to the other of its intention not to renew.

       2. Employment Duties. Executive will continue to serve as Vice President
- Marketing of the Company and shall perform such duties as may be assigned from time to time by the Company. Executive shall, on a full-time basis, serve the Company faithfully, diligently and competently and to the best of her ability and in accordance with this Agreement and applicable law.

       3. Compensation. In exchange for Executive's services under this Agreement, the Company shall pay Executive as salary One Hundred Twenty-Eight Thousand Seven Hundred Fifty dollars ($128,750.00) per annum. Salary shall be payable in twenty four (24) equal bimonthly installments and otherwise in accordance with the Company's ordinary pay practices. Any payments made to Executive pursuant to this Section 3 shall be treated as wages for withholding and employment tax purposes.

       4. Benefits.

          (a) Executive shall be entitled during the Employment Term to participate in such employee benefit plans and programs as are offered from time to time to employees of the Company to the extent that her position, tenure, compensation, age, health and other qualifications make her eligible to participate. The Company does not promise the adoption or continuance of any particular plan or program during the Employment Term, and Executive's (and her dependents') participation in any such plan or program shall be subject to the provisions, rules, regulations and laws applicable thereto.

          (b) Executive shall be entitled to three (3) weeks paid vacation or in accordance with the Company's vacation policy applicable to Executive Staff, whichever is greater.

       5. Stock Options. All stock options currently extended to Executive are hereby cancelled. Executive is eligible for new stock options pursuant to the Incentive Stock Option Agreement, attached as Exhibit 1 to this Agreement, and the Nonstatutory Stock Option Agreement, attached as Exhibit 2 to this Agreement.

       6. Reimbursement of Expenses. Executive shall be entitled to reimbursement for ordinary, necessary and reasonable out-of-pocket business expenses which she incurs in connection with performing her duties hereunder. The reimbursement of all such expenses shall be made upon presentation of satisfactory evidence of the amounts and nature of such expenses and shall be subject to the Company's policies regarding business expenses and to the reasonable approval of the Company's Chief Executive Officer.

       7. Non-Competition. Non-Solicitation. Executive agrees that throughout the duration of her employment with the Company and for the duration of the Severance Period, as defined herein, regardless of the reason for her termination, she shall not, either directly or indirectly: (a) solicit or attempt to secure the Company's existing clients or customers at the time of Executive's termination; and (b) the Executive shall not hire, contract with or solicit for employment any employee of the Company. For purposes of this Agreement, "Severance Period" shall be defined as the period of time for which Executive receives a continuation of her salary and Company provided health insurance benefits or, in the case of Executive's resignation that is not occasioned by a Material Change in Responsibility or by a Change in Control as defined by Sections 8(c) and 9, six months.

       8. Termination.

          (a) For Cause. Notwithstanding any other provision of this Agreement, Executive's employment with the Company and this Agreement may be terminated by the Company at any time and without notice for cause. For purposes of this Agreement, "cause" shall mean the Executive's (i) commission of an action against or in derogation of the interests of the Corporation which constitutes an act of fraud, dishonesty or moral turpitude or which, if proven in a court of law, would constitute a violation of a criminal code or similar law; (ii) material breach of any material duty or obligation imposed upon the Executive by the Corporation; (iii) divulging the Corporation's confidential information; or
(iv) performance of any similar action that the Compensation Committee of the Board of Directors, in its sole discretion, may deem to be sufficiently injurious to the interests of the Corporation so as to constitute substantial cause for termination. In the event of termination under this Section 8(a), the Company's obligations under this Agreement shall cease and, except as required by applicable law, Executive shall forfeit all rights to receive any other compensation or benefits under this Agreement, except that she shall be entitled to her Salary for services performed through the date of such termination and any vested stock options. Termination of Executive pursuant to this Section 8(a) shall not relieve her of her obligations under Section 7.

          (b) Without Cause. Notwithstanding any other provision of this Agreement, Executive's employment with the Company and this Agreement may be terminated by the Company for any reason or for no reason, provided that in the event of such termination, Executive shall be entitled to all vested stock options, which may be exercised during the Severance Period as defined in this Agreement, and continuation of her salary and Company-provided health insurance benefits for six (6) months and, at the sole discretion of the Board of Directors, may be provided a continuation of such benefits and salary for up to an additional six (6) months. If the Company notifies Executive of its intention not to renew this Agreement as provided in Section 1, Executive shall be deemed to be terminated by the Company as of the last day of the Employment Term and Executive shall be entitled to salary and benefits as provided in this Section 8(b). Termination of Executive pursuant to this Section 8(b) shall not relieve her of her obligations under Section 7.

          (c) Material Change in Responsibility. During the term of this Agreement, Executive may terminate her employment with the Company and this Agreement upon thirty (30) days' advance written notice in the event of any "material change in responsibility." For purposes of this Agreement, a "material change in responsibility" shall mean a material change in her duties or authority. Should Executive provide written notice to the Company pursuant to this Section, the Company may cure the "material change in responsibility" during the 30-day notice period which cure may not be unreasonably rejected by Executive. Notice of termination under this Section 8(c) shall be valid only if received by the Company within 120 days after the "material change in responsibility" occurred. In the event of termination under this Section 8(c), Executive shall be entitled to all vested stock options, which may be exercised during the Severance Period as defined in this Agreement, and continuation of her salary and Company-provided health insurance benefits for six (6) months and, at the sole discretion of the Board of Directors, may be provided a continuation of such benefits and salary for up to an additional six (6) months. Termination of Executive pursuant to this Section 8(c) shall not relieve Executive of her obligations under Section 7.

       9. Termination Due to Change in Control.

          (a) Defined. For purposes of this Agreement, a "change in control" is:
(1) the purchase or other acquisition by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of thirty percent (30%) or more of either the outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally; (2) the approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than thirty percent (30%) of the combined ironing power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Company's then outstanding securities; (3) a liquidation or dissolution of the Company; or (4) the sale of all or substantially all of the Company's assets.

          (b) In the event that a change in control results in either an involuntary termination of Executive through elimination of her position or a voluntary termination as a result of a material change in responsibility pursuant to Section 8(c) or transfer of Executive to a location outside of a 50-mile radius of her permanent residence, Executive shad be entitled to all vested stock options, which may be exercised during the Severance Period as defined in this Agreement, and continuation of her salary and Company-provided health insurance benefits for twelve (12) months.

          (c) A "change in control" will not effect or diminish Executive's rights and obligations under any provision of this Agreement, including, without limitation, Section 8, 9, 10, 11, and 12. Termination pursuant to this Section 9 shall not relieve Executive of her obligations under Section 7.

       10. Disability. If, prior to expiration or termination of the Employment Term, Executive becomes unable to perform her duties by reason disability, the Company shall have the right to terminate this Agreement by giving written notice to Executive to that effect. After giving such notice, the Employment Term shall terminate with the payment of six months salary to Executive. As used in this Section, "disability" means the inability of the Executive to engage in also substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or has lasted or can be expected to last for a continuous period of not less than 12 months.

       11. Notices.

          (a) All notices hereunder shall be in writing and shall be deemed given when delivered in person or when telecopied with hard copy to follow, or three business days after being deposited in the United States mail, postage prepaid, registered or certified mail, or two business days after delivery to a nationally recognized express courier, expenses prepaid, addressed as follows:

          If to Executive:

          -------------------

          -------------------

          -------------------

          -------------------

          If to the Company:

          Counsel
          APACHE Medical Systems, Inc.
          1650 Tysons Boulevard
          Suite 300
          McLean, VA 22102-3915
          Telecopy: (703) 749-7963

and/or at such other addresses as may be designated by notice given in accordance with the provisions hereof.

       12. Confidentiality. In the course of performing duties under this Agreement, Executive may have access to "Confidential Information," including but not limited to contracts, contract proposals, proprietary information, trade secrets, inventions, procedures, processes, financial information, business records, business plans, and other information of a confidential and proprietary nature owned by the Company. Executive acknowledges that protection of this Confidential Information is of critical importance to the Company. To ensure that such Confidential Information is not disclosed or divulged to other persons, Executive agrees as follows:

          (a) that said Confidential Information is the property of the Company and is to be held by Executive in trust and solely for the benefit of the Company;

          (b) that Executive shall not disclose or otherwise make available such Confidential Information to any person or entity without the prior written consent of the Company, except as necessary for the performance of Executive's services under this Agreement;

          (c) that Executive shall not in any way utilize such Confidential Information for the gain or advantage of Executive or others or to the detriment of the Company; and

          (d) that upon termination of this Agreement, Executive shall promptly return any and all such Confidential Information to the Company and shall continue to abide by the confidentiality provisions of this Section Twelve (12).

       13. Assignment of Agreement. This Agreement shall be binding upon and inure to the benefit of both parties and their respective heirs, successors and permitted assigns. No party shall assign this Agreement or its rights hereunder without the prior written consent of the other party; provided, however, that the Company shall assign this Agreement to any person or entity acquiring all or substantially all of the business of the Company (whether by sale of stock, sale of assets, merger, consolidation or otherwise.)

       14. Entire Agreement/Modification of Agreement. This Agreement contains all of the agreements between the parties with respect to the subject matter hereof, and this Agreement supersedes all other agreements, oral or written, between the parties with respect to the subject matter hereof. No change or modification of this Agreement shall be valid unless the same shall be in writing and signed by both parties. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the waiving party. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver, unless so provided in the waiver.

       15. Severability. If any provisions of this Agreement or portions thereof shall, for any reason, be considered invalid or unenforceable by any court of competent jurisdiction, such provisions or portions thereof shall be ineffective only to the extent of such invalidity or unenforceability, and the remaining provisions of this Agreement or portions thereof shall nevertheless be valid, enforceable and of full force and effect. The Company's rights under this Agreement shall not be exclusive and shall be in addition to all other rights and remedies available at law or in equity.

       16. Headings. The section headings or titles herein are for convenience of reference only, shall not be deemed a part of this Agreement, and shall not in any way affect the meaning or interpretation of this Agreement.

       17. Resolution of Disputes. In the event of a dispute between Executive and the Company that is not resolved after a good faith effort by the parties, such dispute will be submitted to arbitration. The arbitration will be conducted in accordance with the rules of the American Arbitration Association in effect at the time of the demand for arbitration and will be held in Washington, D.C. The arbitrator will be selected from an appropriate list of qualified arbitrators, permit reasonable discovery, and make written findings of fact and conclusions of law reflecting the appropriate substantive law. Either party must deliver a request for arbitration in writing to the other party within sixty
(60) days of the date the aggrieved party first has knowledge of the event giving rise to the claim or sixty (60) days following the 120-day period in the case of a "Material Change in Responsibility" as defined in Section 7, otherwise the claim will be considered void and waived. The decision of the arbitrator will be exclusive, final and binding on Executive and the Company, and Executive is hereby waiving any right she may have to have any dispute decided in court and by a jury. The losing party will bear the cost of the arbitrator.

       18. Applicable Law. This Agreement shall be governed and construed according to the laws of the Commonwealth of Virginia. Executive expressly submits and consents in advance to the jurisdiction of the federal and state courts of the Commonwealth of Virginia for all purposes is connection with any action or proceeding arising out of or relating to this Agreement for all disputes not resolved pursuant to Section 17.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.


                                             ------------------------------
                                             Violet Shaffer

                                             APACHE MEDICAL SYSTEMS, INC

                                             By:
                                                ---------------------------
                                                Name:
                                                     ----------------------
                                                Title:
                                                      ---------------------

                                                                       Exhibit 1

                          APACHE MEDICAL SYSTEMS, INC.
                        INCENTIVE STOCK OPTION AGREEMENT

       This Incentive Stock Option Agreement (this "Agreement"), dated as of January 2, 1998 (the "Grant Date"), is by and between APACHE Medical Systems, Inc., a Delaware corporation (the "Corporation"), and Violet L. Shaffer (the "Optionee"), a key employee of the Corporation.

       1. Grant of Option. Subject to the provisions of the APACHE Medical Systems, Inc. Employee Stock Option Plan (the "Plan") and this Agreement, the Corporation hereby grants to the Optionee the right and option (the "Option") to purchase from the Corporation an aggregate of 20,000 shares of the Corporation's common stock, par value $0.01 per share (the "Shares"), at an exercise price of $1.28 per Share.

       2. Vesting and Expiration. The option rights of the Optionee will be exercisable until January 2, 2008, provided that they have vested. The Option shall vest as provided on Exhibit A hereto.

       3. Exercise Following Termination of Employment. If the Optionee ceases to be an employee of the Corporation, the outstanding portion of the Option shall be exercisable only in accordance with the following provisions:

          (a) If the Optionee's employment with the Corporation is terminated for "cause" (as defined below), the outstanding portion of the Option (to the extent vested prior to the notice of termination) shall be and remain exercisable until the first to occur of (i) the expiration date referred to in
Section 2, and (ii) the expiration of three months from the date Optionee receives notice of termination. As used herein, "cause" means the Optionee's (i) commission of an action against or in derogation of the interests of the Corporation which constitutes an act of fraud, dishonesty or moral turpitude or which, if proven in a court of law, would constitute a violation of a criminal code or similar law; (ii) material breach of any material duty or obligation imposed upon the Optionee by the Corporation; (iii) divulging the Corporation's confidential information; or (iv) performance of any similar action that the Compensation Committee of the Board of Directors, in its sole discretion, may deem to be sufficiently injurious to the interests of the Corporation so as to constitute substantial cause for termination.

          (b) If the Optionee's employment with the Corporation is terminated for any reason other than for cause, death or disability (as defined below), the outstanding portion of the Option (to the extent vested prior to such termination) shall become fully exercisable and shall remain exercisable until the first to occur of (i) the expiration date referred to in Section 2, and (ii) the expiration of the Severance Period (as defined below), provided that if the Optionee ceases to be employed by the Corporation by reason of death or disability, the period referred to in this clause (ii) shall be one year following the date the Optionee ceases to be an employee of the Corporation. If the Optionee dies during such Severance Period referred to in clause (ii), his or her estate may exercise the Option (to the extent such Option was vested and exercisable prior to death), but not later than the earlier of one year after the date of death or the expiration of the term of the Option. As used herein, "disability" means the inability of the Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or has lasted or can be expected to last for a continuous period of not less than 12 months. For purposes of this Section 3, "Severance Period" shall be defined as the period of time for which Optionee receives a continuation of his or her salary and Corporation-provided health insurance benefits or, in the case of Optionee's resignation that is not occasioned by a Material Change in Responsibility which for purposes of this Agreement means a material change in his or her duties or authority or by a Change in Control as defined by Section 9, six months. Notwithstanding the foregoing, to retain favorable treatment as incentive stock options (the "Incentive Stock Options") under Section 422 of the Internal Revenue Code of 1986, as amended from time to time, or subsequent comparable statute (the "Code"), Incentive Stock Options must be exercised within three months of the Optionee's termination of employment.

       4. Limitation on Exercisability. Notwithstanding any other provision hereof (including, without limitation, Sections 8 and 9, the Shares that may be purchased for the first time during any calendar year pursuant to the Option, together with any other options issued to the Optionee by the Corporation intended to be Incentive Stock Options, shall not have a fair market value (determined as of the respective Grant Dates of such options) in excess of $100,000.

       5. Exercise. The Option may be exercised by delivering to the Corporation at its principal offices a written notice, signed by a person entitled to exercise the Option, of the election to exercise the Option and stating the number of Shares to be purchased. Such notice shall be accompanied by the payment of the full exercise price of the Shares to be purchased. Upon payment in accordance with the Plan and within the time period specified by the Corporation of the amount, if any, required to be withheld for Federal, state and local tax purposes on account of the exercise of the Option, the Option shall be deemed exercised as of the date the Corporation received such notice. The Corporation may withhold, or allow the Optionee to remit to the Corporation, any Federal, state or local taxes required by law to be withheld with respect to any event giving rise to income tax liability with respect to the Option. In order to satisfy all or any portion of such income tax liability, the Optionee may elect to surrender Shares previously acquired by the Optionee or to have the Corporation withhold Shares that would otherwise have been issued to the Optionee pursuant to the exercise of the Option, the number of such withheld or surrendered Shares to be sufficient to satisfy all or a portion of the income tax liability that arises upon the event giving rise to income tax liability with respect to the Option. Payment of the full exercise price shall be in the form of cash, shares of capital stock of the Corporation having a fair market value (as defined in the Plan) on the date of exercise equal to the full exercise price, or by any combination of cash and shares of such capital stock. Upon the proper exercise of the Option, subject to the other provisions of this Agreement, the Corporation shall issue in the name of the person exercising the Option, and deliver to such person, a certificate or certificates for the Shares purchased.

       6. Nontransferability of Option. The Option shall not be transferable by the Optionee except by will or the laws of descent and distribution. Without limiting the generality of the foregoing, the Option shall not be sold, transferred except as aforesaid, assigned, pledged or otherwise encumbered or disposed of, shall not be assignable by operation of law, and shall not be subject to execution, attachment or similar process. Any attempted sale, transfer, pledge, as-signment or other encumbrance or disposition of the Option contrary to the provisions hereof, or the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect. During the lifetime of the Optionee, the Option may be exercised only by the Optionee or the Optionee's agent, attorney-in-fact or guardian. Following the death of the Optionee, the Option may be exercised by the Optionee's beneficiary or estate to the extent permitted by Section 3.

       7. Notice of Transfer of Shares. The Optionee may not transfer or otherwise dispose of any Shares purchased upon the exercise of the Option before the expiration of (a) two years from the Grant Date or (b) one year after the exercise of the Option with respect to such Shares, whichever occurs later, without first giving written notice to the Secretary of the Corporation.

       8. Adjustments Upon Reorganization or Changes in Capitalization. In the event of a stock split, stock dividend, recapitalization, reclassification or combination of shares, merger, sale of assets or similar event, the Compensation Committee of the Board of Directors shall adjust equitably (a) the number and class of Shares or other securities that are reserved for issuance under the Option, (b) the number and class of Shares or other securities that are subject to the Option, and (c) the appropriate Fair Market Value and other price determinations applicable to the Option. The Compensation Committee of the Board of Directors shall make all determinations under this Section 8, and all such determinations shall be conclusive and binding. As used herein, "Fair Market Value" means the amount determined by the Compensation Committee of the Board of Directors from time to time, using such good faith valuation methods as it deems appropriate, except that as long as the Shares are traded on NASDAQ or a recognized stock exchange, it shall mean the average of the highest and lowest quoted selling prices for the Shares on the relevant date, or, if there were no sales on such date, the weighted average of the means between the highest and the lowest quoted selling prices on the nearest day before and the nearest day after the relevant date, as prescribed by Treasury Regulation Section 20.2031-2(b)(2), as reported in The Wall Street Journal or a similar publication selected by the Compensation Committee of the Board of Directors.

       9. Acceleration of Exercisability. Notwithstanding the provisions of
Section 2, the Option shall become, and until the expiration dates specified in
Section 2 shall remain, exercisable as to all of the Shares forthwith upon the occurrence of any Change in Control of the Corporation. As used herein, "Change in Control" means the purchase or other acquisition by any person, entity or group of persons, within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either the outstanding Shares or the combined voting power of the Corporation's then outstanding voting securities entitled to vote generally; the approval by the stockholders of the Corporation of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of the Corporation immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 30% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Corporation's then outstanding securities; a liquidation or dissolution of the Corporation; or of the sale of all or substantially all of the Corporation's assets.

       10. Miscellaneous.

          (a) Notices. Any notice hereunder shall be in writing, and delivered or sent by first-class U.S. mail, postage prepaid, addressed to:


              (i)        if to the Corporation, at:

                         1650 Tysons Boulevard, Suite 300
                         McLean, Virginia 22102, and

              (ii)       if to Optionee, at:

                         -------------------

                         -------------------

                         -------------------

subject to the right of either party, by written notice hereunder, to designate at any time hereafter some other address.

          (b) Compliance with Law and Regulations. The Option and the obligation of the Corporation to sell and deliver Shares hereunder shall be subject to all applicable Federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. Notwithstanding any other provision of this Agreement, the Option may not be exercised if its exercise, or the receipt of Shares pursuant thereto, would be contrary to applicable law.

          (c) No Rights as Stockholder. The Optionee shall have no rights as a stockholder with respect to any Shares subject to the Option prior to the date of issuance to the Optionee of a certificate or certificates for such Shares.

          (d) No Employment Rights. Nothing in the Plan, this Agreement or the grant of an Option shall confer upon the Optionee any rights to continued employment with the Corporation or shall interfere with the right of the Corporation to terminate the Optionee's employment with the Corporation.

          (e) Section 83(b) Election. If the Optionee elects, in accordance with
Section 83(b) of the Code, to recognize ordinary income in the year in which the Option is granted, the Optionee shall furnish to the Corporation a copy of a completed and signed election form and shall pay (or make arrangements satisfactory to the Corporation to pay) to the Corporation, within sixty (60) days after the Grant Date, any federal, state and local taxes required to be withheld with respect to the Option.

          (f) Withholding. The Corporation shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Optionee any Federal, state and local taxes required by law to be withheld or collected with respect to the Option.

          (g) Reservation of Shares; Certain Costs. The Corporation shall keep available sufficient authorized but unissued Shares needed to satisfy the requirements of this Agree-ment. The Corporation shall pay any original issue tax that may be due upon the issuance of Shares pursuant to the Option and all other costs incurred by the Corporation in issuing such Shares

          (h) Employment by Affiliates. For the purpose of this Agreement, employment by a parent or subsidiary of, or a successor to, the Corporation shall be considered employment by the Corporation. "Parent" and "subsidiary" as used herein shall have the meaning of "parent" and "subsidiary corporation," respectively, as defined in Section 424 of the Code.

          (i) Plan Governs. The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by its terms, all of which are incorporated herein by reference. The Plan shall govern in the event of any conflict between this Agreement and the Plan.

          (j) Choice of Law. This Agreement shall be construed in accordance with and be governed by the laws of the State of Delaware.

          (k) Counterparts. This Agreement may be executed in two counterparts each of which shall constitute one and the same instrument.

       IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

                                             APACHE MEDICAL SYSTEMS, INC.


                                             ----------------------------------
                                             By:    Thomas W. Hodson
                                             Title: Acting Chief Executive
                                                    Officer and Chairman of the
                                                    Board of Directors


                                             ----------------------------------
                                             Violet L. Shaffer

                                                                       EXHIBIT A

                                     Vesting

       The Option shall vest subject to the Corporation's performance and with the passage of time as follows:

       1. Quarterly Performance During 1998. The Option shall vest as to as many as 25% of the Shares purchasable under the Option depending on satisfaction of revenue and net income (loss) targets as follows:

                                   Number of Shares Vesting               Number of Shares Vesting if
  Vesting Date/End of               if Revenue Target for                 Net Income/(Loss) Target for
        Quarter                        Quarter is Met                            Quarter is Met
----------------------           ----------------------------           --------------------------------
March 31, 1998                   The first 2,500 Shares                 The first 2,500 Shares
                                 (12.5% of total grant)                 (12.5% of total grant)

June 30, 1998                    An additional 2,500                    An additional 2,500 Shares
                                 Shares (12.5% of total                 (12.5% of total grant)
                                 grant)

September 30, 1998               An additional 2,500 Shares             An additional 2,500 Shares
                                 (12.5% of total                        (12.5% of total grant)
                                 grant)

December 31, 1998                An additional 2,500 Shares             An additional 2,500 Shares
                                 (12.5% of total                        (12.5% of total grant)
                                 grant)


The quarterly revenue and net income (loss) targets referred to above as follows:


                        First             Second            Third             Fourth
                     Quarter 1998      Quarter 1998      Quarter 1998      Quarter 1998
                     ------------      ------------      ------------      ------------
Revenue               $3,609,687        $4,263,156        $3,934,372        $4,194,427
Net Income/Loss       ($433,412)          $50,717         ($212,457)         $117,446

       2. Annual Performance for 1998. To the extent the Option does not vest in its entirety as provided in paragraph 1 above, the Option shall vest if 1998 revenues are at least $12.0 million and the Corporation reports a loss of not more than $500,000 for 1998.

       3. Five-Year Vesting. To the extent the Option does not vest as provided in paragraphs 1 and 2 above, the Option shall vest on January 2, 2003 if the Optionee is continuously employed by the Corporation until that date.